                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



               Date of Report (Date of earliest event reported)
                     October 9, 1996 (September 30, 1996)



                         FULTON FINANCIAL CORPORATION
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)


     Pennsylvania                      0-10587               23-2195389
----------------------------        -------------          ---------------
(State or other jurisdiction        (Commission            (IRS Employer
 of incorporation)                   File Number)           Identification
                                                            Number)


One Penn Square, P.O. Box 4887, Lancaster, PA    17604
---------------------------------------------  ----------
  (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (717) 291-2411
                                                   --------------

Item 5.  Other Events
---------------------

          On September 30, 1996, Fulton Financial Corporation ("FFC") and The Woodstown National Bank & Trust Company ("WNB") entered into a Merger Agreement (the "Agreement"), under the terms of which: (i) FFC will form an interim national banking association as a wholly-owned subsidiary which will be merged with and into WNB (the "Merger"), (ii) WNB will survive the Merger and (iii) all of the outstanding shares of the $.22 par value common stock of WNB ("WNB Common Stock") will be converted into shares of the $2.50 par value common stock of FFC ("FFC Common Stock"). FFC has total assets of approximately $3.7 billion, and WNB has total assets of approximately $270 million. Assuming that the Merger is consummated, WNB, a national banking association, will become a wholly-owned subsidiary of FFC. The acquisition will be FFC's second in New Jersey and its fourth outside of Pennsylvania.

          Under the terms of the Agreement, shares of WNB Common Stock will be exchanged for shares of FFC Common Stock on the effective date of the Merger based on a conversion ratio of 1.6 shares of FFC Common Stock for each share of WNB Common Stock outstanding. There are 1.8 million shares of WNB Common Stock outstanding. By separate Warrant Agreement, FFC will have the right to acquire 358,200 shares of WNB Common Stock under certain conditions.

          Prior to the announcement of the Merger, WNB Common Stock had been infrequently traded in the local over-the-counter market. The closing bid price for FFC Common Stock on the NASDAQ over-the-counter market was $20.00 on September 27, 1996 (the day prior to the public announcement of the Merger).

          Consummation of the Agreement is subject to various conditions, including, among others, (i) the approval of the Merger by the Federal Reserve Board and the Office of the Comptroller of the Currency, (ii) the approval of the Merger by the shareholders of WNB, and (iii) the absence of any material adverse change in the financial condition, business or future prospects of WNB.

          Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the Merger will occur during the first quarter of 1997. It is also anticipated that the transaction will be accounted for as a pooling of interests for financial reporting purposes.

          FFC has announced an open market stock repurchase program of up to 500,000 shares beginning on July 1, 1996, under with approximately 76,000 shares had been repurchased to date. Concurrent with the announcement of the Merger, FFC announced that it has terminated its stock repurchase program.

          Pursuant to General Instruction F to Form 8-K, the Press Release dated September 30, 1996 announcing execution of the Agreement attached to this Current Report as Exhibit 1 is hereby incorporated herein by reference.

Item 7.  Financial Statement and Exhibits.
-----------------------------------------

          The following exhibits are attached to this Current Report.

          1. Press Release dated September 30, 1996.

          2. Merger Agreement between Fulton Financial Corporation and Woodstown National Bank & Trust Company dated September 30, 1996.

                                  SIGNATURES
                                  ----------



          Pursuant to the requirements of the Securities Exchange Act of 1934, Fulton Financial Corporation has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.


                                    FULTON FINANCIAL CORPORATION


                                    By:  /s/ Charles J. Nugent
                                         ------------------------------
                                         Charles J. Nugent
                                         Executive Vice President and
                                         Chief Financial Officer

Date:  October 9, 1996